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Exhibit (n)(7)

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form N-2 of Fifth Street Finance Corp., and in all subsequent amendments and post-effective amendments or supplements thereto, including the prospectus contained therein, as a nominee for director of Fifth Street Finance Corp., a Delaware corporation, and to all references to me in that connection.

/s/ Douglas F. Ray Name: Douglas F. Ray October 15, 2007

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CONSENT OF PROPOSED DIRECTOR